                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 REINSURANCE GROUP OF AMERICA, INCORPORATED
              (Name of Registrant as Specified in Its Charter)


    (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total Fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:



                                 [RGA logo]

                       NOTICE OF THE ANNUAL MEETING OF
                             THE SHAREHOLDERS OF
                 REINSURANCE GROUP OF AMERICA, INCORPORATED

                                                           St. Louis, Missouri
                                                                April 11, 2005

TO THE SHAREHOLDERS OF
REINSURANCE GROUP OF AMERICA, INCORPORATED


         The Annual Meeting of the Shareholders of Reinsurance Group of America, Incorporated will be held at the Company's offices located at 1370 Timberlake Manor Parkway, St. Louis, Missouri on May 25, 2005, commencing at 2:00 p.m., at which meeting only holders of record of the Company's Common Stock at the close of business on March 25, 2005 will be entitled to vote, for the following purposes:

         1.  To elect two directors for terms expiring in 2008; and

         2. To transact such other business as may properly come before the meeting.

                                  REINSURANCE GROUP OF AMERICA, INCORPORATED

                                     By

          /s/ James E. Sherman                 /s/ Leland C. Launer, Jr.

          James E. Sherman                     Leland C. Launer, Jr.,
          Secretary                            Chairman of the Board


         EVEN THOUGH YOU MAY PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE, AND EXECUTE THE ENCLOSED PROXY AND MAIL IT PROMPTLY. A POSTAGE-PAID RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                                 [RGA logo]

                 REINSURANCE GROUP OF AMERICA, INCORPORATED
      1370 TIMBERLAKE MANOR PARKWAY, CHESTERFIELD, MISSOURI 63017-6039

                               PROXY STATEMENT

                                   FOR THE
                     ANNUAL MEETING OF THE SHAREHOLDERS
                           TO BE HELD MAY 25, 2005
                   AT RGA'S OFFICES IN ST. LOUIS, MISSOURI

         This proxy statement is furnished to the holders of Common Stock of Reinsurance Group of America, Incorporated (the "Company" or "RGA") in connection with the solicitation of proxies for use in connection with the Annual Meeting of the Shareholders to be held at 2:00 p.m. May 25, 2005, and all adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of the Shareholders. Such holders are hereinafter referred to as the "Shareholders." The Company is first mailing this proxy statement and the enclosed form of proxy to Shareholders on or about April 11, 2005.

         Whether or not you expect to be present in person at the meeting, you are requested to complete, sign, date, and return the enclosed form of proxy. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of Common Stock can be voted only when represented by a properly executed proxy.

         Any person giving such a proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by duly executing and delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

         The close of business on March 25, 2005 has been fixed as the record date for the determination of the Shareholders entitled to vote at the Annual Meeting of the Shareholders. As of the record date, approximately 62,614,355 shares of Common Stock were outstanding and entitled to be voted at such meeting, with approximately 87 holders of record. Shareholders will be entitled to cast one vote on each matter for each share of Common Stock held of record on the record date.

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 2004 accompanies this proxy statement.

                                     2

         The Board of Directors of the Company makes the solicitation of this proxy. The solicitation will primarily be by mail and the expense thereof will be paid by the Company. In addition, proxies may be solicited by telephone or telefax by directors, officers, or regular employees of the Company.

                       ITEM 1 - ELECTION OF DIRECTORS

         The first item to be acted upon at the Annual Meeting is the election of two directors of the Company for terms expiring at the Annual Meeting in 2008, or until their respective successors have been elected and have qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named.

NOMINEES AND CONTINUING DIRECTORS

         The Board of Directors is divided into three classes, each of which generally contains either two or three directors, with the terms of office of each class ending in successive years. William A. Peck, M.D., retired from the Board on May 26, 2004, and William J. Bartlett was elected to fill the vacancy created by Dr. Peck's retirement. Stuart G. Nagler retired from the Board on July 23, 2004, and the Board has not filled that vacancy. Currently, the Board has eight directors, with two vacancies. Certain information with respect to the nominees for election as directors proposed by the Company and the other directors whose terms of office as directors will continue after the Annual Meeting is set forth below. Each of the directors has served in his or her principal occupation for the last five fiscal years, unless otherwise indicated.

         Should any one or more of the nominees be unable or for good cause is unwilling to serve (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend. All of the nominees are currently directors of the Company. All of the nominees for director have agreed to serve if elected. The Company recommends a vote FOR the two nominees for election to the Board.

                                                                                    SERVED AS
                                                                                    ---------
                                                                                    DIRECTOR
                                                                                    --------
                               DIRECTORS                                              SINCE
                               ---------                                              -----

TO BE ELECTED AS DIRECTORS FOR TERMS ENDING 2008:

J. CLIFF EASON, 57                                                                    1993

         Retired President of Southwestern Bell Telephone, SBC
         Communications, Inc. ("SBC"), a position he held from September
         2000 through January 2001. He served as President, Network
         Services, SBC from October 1999 through September 2000; President,
         SBC International of SBC, from March 1998 until October 1999;
         President and CEO of Southwestern Bell Telephone Company ("SWBTC") from February 1996 until March 1998; President and CEO of
         Southwestern Bell Communications, Inc. from July 1995 through
         February 1996; President of Network Services of SWBTC from July
         1993 through June 1995; and President of Southwestern Bell
         Telephone Company of the Midwest from 1992 to 1993. He held various other positions with Southwestern Bell Communications, Inc. and its subsidiaries prior to 1992, including President of Metromedia
         Paging from 1991 to 1992. Mr. Eason was a director of Williams
         Communications Group, Inc. until his retirement in January 2001.

JOSEPH A. REALI, 52                                                                   2002

         Senior Vice President and Tax Director of Metropolitan Life
         Insurance Company ("Metropolitan Life") since 1999. Mr. Reali has served as the MetLife, Inc. ("MetLife") liaison with RGA since July
         2002. Mr. Reali joined MetLife in 1977 as an attorney in the Law
         Department, and in 1985 he became a Vice President in the Tax
         Department. In 1993 he was appointed Vice President and Corporate
         Secretary, and in 1997 he became a Senior Vice President. Mr. Reali received a J.D. degree, cum laude, from Fordham University School of Law and an LL.M degree in taxation from New York University Law
         School. Mr. Reali serves as Counsel and Secretary of the Metropolitan Life Foundation.

                                     3


TO CONTINUE IN OFFICE UNTIL 2007:

WILLIAM J. BARTLETT, 55                                                               2004

         Retired partner, Ernst & Young Australia. Mr. Bartlett was an accountant and consultant with Ernst & Young for over 35 years and advised numerous clients in the global insurance industry. Mr.
         Bartlett was appointed a partner of Ernst & Young in Sydney, Australia in July 1980, a position he held until his retirement in June 2003. He served as chairman of the firm's global insurance practice from 1991 to 2000, and was chairman of the Australian insurance practice group from 1989 to 1998. He holds several professional memberships in Australia (ACPA and FCA), South Africa
         (CASA), and the United Kingdom (FCMA). Mr. Bartlett is a member of the Australian Life Insurance Actuarial Standards Board and is a consultant to the Australian Financial Reporting Council on Auditor
         Independence.

ALAN C. HENDERSON, 59                                                                 2002

         Retired President and Chief Executive Officer of RehabCare Group,
         Inc. from June 1998 until June 2003. Prior to becoming President and Chief Executive Officer, Mr. Henderson was Executive Vice
         President, Chief Financial Officer and Secretary of RehabCare from
         1991 through May 1998. Mr. Henderson was a director of RehabCare
         Group, Inc. from June 1998 to December 2003, Angelica Corporation from March 2001 to June 2003, and General American Capital Corp., a registered investment company, from October 1989 to April 2003.


A. GREIG WOODRING, 53                                                                 1993

         President and Chief Executive Officer of the Company since 1993.
         Mr. Woodring also is an executive officer of General American Life
         Insurance Company ("General American"). He headed General
         American's reinsurance business from 1986 until the Company's formation in December 1992. He also serves as a director and officer of a number of subsidiaries of the Company.

TO CONTINUE IN OFFICE UNTIL 2006:

STUART I. GREENBAUM, 68                                                               1997

         Dean of the John M. Olin School of Business at Washington
         University since July 1995. Prior to his current position, he spent
         20 years at the Kellogg Graduate School of Management at Northwestern University where he was Director of the Banking
         Research Center and Norman Strunk Distinguished Professor of
         Financial Institutions. Mr. Greenbaum has served on the Federal
         Savings and Loan Advisory Council and the Illinois Task Force on
         Financial Services, and has been a consultant for the American
         Bankers Association, the Bank Administration Institute, the
         Comptroller of the Currency, the Federal Reserve System, and the Federal Home Loan Bank System, among others. He is also a director of First Oak Brook Bancshares, Inc. and Noble International, Ltd.

LELAND C. LAUNER JR., 49                                                              2003

         President, Institutional Business of Metropolitan Life since March
         2005. Mr. Launer was Executive Vice President and Chief Investment
         Officer of MetLife and Metropolitan Life from July 2003 to April
         2005. Prior to that he was a Senior Vice President of Metropolitan
         Life for more than five years.

                                     4


LISA M. WEBER, 42                                                                     2003

         President, Individual Business of Metropolitan Life since June
         2004. Ms. Weber was Senior Executive Vice President and Chief
         Administrative Officer of MetLife and Metropolitan Life from June
         2001 to June 2004. She was Executive Vice President of MetLife and
         Metropolitan Life from December 1999 to June 2001 and was head of Human Resources of Metropolitan Life from March 1998 to December
         2003. Ms. Weber was a Senior Vice President of MetLife from
         September 1999 to November 1999 and Senior Vice President of
         Metropolitan Life from March 1998 to November 1999. Previously, she was Senior Vice President of Human Resources of PaineWebber Group
         Incorporated, where she was employed for ten years.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors held a total of four regular and three special meetings during 2004. Each incumbent director attended at least 75% of the meetings of the Board and committees on which he or she served during 2004. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

AUDIT COMMITTEE

         The Audit Committee met eight times in 2004, and consisted of Messrs. Greenbaum (Chairman), Eason, Henderson, Peck (until his retirement May 26), and Bartlett (elected to the Committee July 23). The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditor. The Committee oversees the Company's accounting and financial reporting processes, the adequacy of the Company's internal control over financial reporting and of its disclosure controls and procedures, and the integrity of its financial statements, pre-approves all audit and non-audit services to be provided by the independent auditor, reviews reports concerning significant legal and regulatory matters, and reviews the performance of the Company's internal audit function. The Committee also discusses the Company's filings on Forms 10-K and 10-Q and the financial information in those filings. The Audit Committee works closely with management as well as the Company's independent auditor and internal auditor. A more detailed description of the role and responsibilities of the Audit Committee is set forth in a written charter, adopted by the Board of Directors, which is available on the Company's website (www.rgare.com). The Audit Committee has established procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Please see the discussion of Policies on Communications under "Shareholder Communications with the Board of Directors." The Policies on Communications also is available on the Company's website.

         The Board of Directors has determined, in its judgment, that all of the members of the Audit Committee are independent within the meaning of SEC regulations and the listing standards of the New York Stock Exchange ("NYSE"). The Board of Directors has determined, in its judgment, that Messrs. Greenbaum and Henderson are qualified as audit committee financial experts within the meaning of SEC regulations and the Board has determined that each of them has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The Audit Committee Charter provides that members of the Audit Committee may not simultaneously serve on the audit committee of more than two other public companies.

COMPENSATION COMMITTEE

         The Compensation Committee met six times during 2004 and consisted of Messrs. Eason (Chairman), Greenbaum, Henderson, Peck (until his retirement May 26), and Bartlett (elected to the Committee July 23). This Committee establishes and oversees the Company's general compensation policies, reviews the performance and compensation of the CEO, and reviews and determines

                                     5


compensation for other executives and employees. The Committee also produces an annual report on executive compensation for inclusion in the Company's proxy statement. A more detailed description of the role and responsibilities of the Compensation Committee is set forth in a written charter adopted by the Board of Directors, which is available on the Company's website (www.rgare.com). The Board of Directors has determined, in its judgment, that all of the Committee's members are independent within the meaning of the listing standards of the NYSE.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

         The Nominating Committee (renamed the Nominating and Corporate Governance Committee on March 8, 2004) met five times in 2004, and consisted of Messrs. Peck (Chairman and member until his retirement May 26, 2004), Eason, Greenbaum, Henderson (elected as Chairman effective May 26, 2004) and Bartlett (elected to the Committee July 23). This Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company's Corporate Governance Guidelines. In addition, the Committee identifies individuals qualified to become members of the Board, consistent with the criteria established by the Board; develops and reviews background information on candidates for the Board; and makes recommendations to the Board regarding such candidates. The Committee also will prepare and supervise the Board's annual review of director independence and the performance of self-evaluations to be conducted by the Board and Committees. A more detailed description of the role and responsibilities of the Compensation Committee is set forth in a written charter adopted by the Board of Directors, which is available on the Company's website (www.rgare.com). The Board of Directors has determined, in its judgment, that all of the Committee's members are independent within the meaning of the listing standards of the NYSE. Shareholders wishing to propose nominees to the Committee for consideration should notify in writing the Secretary of the Company in accordance with the process described in "Shareholder Nominations and Proposals." The Secretary will inform the members of the Committee of such nominees.

DIRECTOR COMPENSATION

         Directors who also serve as officers of the Company, MetLife or any subsidiaries of such companies, do not receive any additional compensation for serving the Company as members of the Board of Directors or any of its committees. At various times during 2004, this group of directors consisted of Messrs. Nagler, Reali, Launer, and Woodring, and Ms. Weber. Directors who are not employees of the Company, MetLife or any subsidiaries of such companies ("Non-Employee Directors") are paid an annual retainer fee of $24,000 (except the chair of the Audit Committee, who receives an annual retainer fee of $32,000), and are paid $1,200 for each Board meeting attended in person, $600 for each telephonic Board meeting attended, $750 for each committee meeting attended in person (except the committee chairman, who is paid $1,200 for each committee meeting attended) and $375 for each telephonic committee meeting attended (except the committee chairman, who is paid $600 for each committee meeting attended). During 2004, the group of Non-Employee Directors consisted of Messrs. Bartlett, Eason, Greenbaum, Henderson and Peck. The Company also reimburses directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

         Of the $24,000 annual retainer paid to Non-Employee Directors ($32,000 for the chair of the Audit Committee), $12,000 is paid in shares of the Company's Common Stock on the date of the regular Board meeting in January of each year, and the balance of $12,000 ($20,000 for the chair of the Audit Committee) is paid in cash. Also on the date of the regular Board meeting in January, each Non-Employee Director (other than the Chairman) is granted 1,200 shares of restricted stock, which vest one-third per year for three years. On January 28, 2004, each of Messrs. Eason, Greenbaum, and Henderson were granted 1,200 shares of restricted stock. On that same date, Dr. Peck was granted a pro-rated award of 500 shares of restricted stock. Upon his election to the Board on May 26, 2004, Mr. Bartlett was granted a pro-rated award of 700 shares of restricted stock. The grants made on January 28, 2004 will fully vest on January 28, 2007.

                                     6


         The Chairman of the Board (if qualified as a Non-Employee Director) receives an annual retainer of $32,000, which consists of $16,000 paid in shares of the Company's Common Stock on the date of the regular Board meeting in January, with the balance paid in cash. The Chairman (if qualified as a Non-Employee Director) is granted 1,600 shares of restricted stock.

         Non-Employee Directors may elect to receive phantom shares in lieu of their annual retainer (including the stock portion) and meeting fees. A phantom share is a hypothetical share of Common Stock of the Company based upon the fair market value of the Common Stock at the time of the grant. Phantom shares are not transferable and are subject to forfeiture unless held until the director ceases to be a director by reason of retirement, death, or disability. Upon such an event, the Company will issue cash or shares of Common Stock in an amount equal to the value of the phantom shares.

         All such stock and options are issued pursuant to the Flexible Stock Plan for Directors, which was adopted effective January 1, 1997. At the annual meeting held May 28, 2003, the shareholders approved the Amended and Restated Flexible Stock Plan for Directors. Phantom shares are granted under the Phantom Stock Plan for Directors, which was adopted April 13, 1994. At the annual meeting held May 28, 2003, the shareholders approved an amendment to the Phantom Stock Plan for Directors.

CORPORATE GOVERNANCE

         The Company has adopted an Employee Code of Business Conduct and Ethics (the "Employee Code"), a Directors' Code of Conduct (the "Directors' Code"), and a Financial Management Code of Professional Conduct (the "Financial Management Code"). The Employee Code applies to all employees and officers of the Company and its subsidiaries. The Directors' Code applies to directors of the Company and its subsidiaries. The Financial Management Code applies to the Company's chief executive officer, chief financial officer, corporate controller, primary financial officers in each business unit, and all professionals in finance and finance-related departments. The Company intends to satisfy its disclosure obligations under Item 5.05 of Form 8-K by posting on its website information about amendments to, or waivers from, a provision of the Financial Management Code that applies to the Company's chief executive officer, chief financial officer, and corporate controller.

         In March 2004, the Board of Directors adopted Corporate Governance Guidelines, a revised Audit Committee Charter, charters for the Compensation Committee and Nominating and Corporate Governance Committee, and Policies on Communications (collectively "Governance Documents"). The Codes and Governance Documents referenced above are available on the Company's website at www.rgare.com. The Company will provide without charge upon written or oral request, a copy of any of the Codes of Conduct or Governance Documents. Requests should be directed to Investor Relations, Reinsurance Group of America, Incorporated, 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017 by electronic mail (investrelations@rgare.com) or by telephone (636-736-7243).

DIRECTOR INDEPENDENCE

         In accordance with the Corporate Governance Guidelines, the Board undertook a review of director independence in March 2004. During this review, the Board received a report noting that there were no transactions or relationships between any of Messrs. Bartlett, Eason, Greenbaum, Henderson, or Dr. Peck, or any member of their immediate family, and the Company and its subsidiaries and affiliates. The purpose of this review was to determine whether any of these five directors had a material relationship with the Company that would preclude such director from being independent under the listing standards of the NYSE or the Company's Corporate Governance Guidelines.

         As a result of this review, the Board affirmatively determined, in its judgment, that each of the five directors named above are independent of the Company and its management under the applicable standards. Messrs. Launer and Reali and Ms. Weber are considered non-independent directors because of their status as senior executives or officers of MetLife or its subsidiaries and affiliates. Mr. Woodring is a non-independent director because he is Chief Executive Officer of the Company.

                                     7


CONTROLLED COMPANY EXEMPTION

         The listing standards of the NYSE require listed companies to have a Board of Directors that have a majority of independent directors. There is an exemption from this requirement for "controlled companies," which means a company of which more than 50% of the voting power is held by an individual, a group or another company. Controlled companies need not comply with the requirement to have a majority of independent directors or Compensation and Nominating and Corporate Governance Committees composed entirely of independent directors. MetLife beneficially owns approximately 51.6% of the Company's outstanding shares. Accordingly, the Company is a "controlled company" under the NYSE listing standards. The Company is relying on the controlled company exemption in connection with the requirement to have a majority of independent directors. However, the Company has chosen not to rely on the exemption for the Compensation and Nominating and Corporate Governance Committees and, as of January 28, 2004, the Board determined that, in its judgment, those two Committees were composed entirely of independent directors.

OTHER MATTERS

         In July 2004, the Board named Mr. Launer as the presiding director, whose primary responsibility is to preside over periodic executive sessions of the Board in which the management director (Mr. Woodring) does not participate. In March 2004, the Board adopted Policies on Communications, which describes the methods for interested parties to communicate directly with the presiding director or with the non-management directors. The Policies on Communications is available on the Company's website.

                                     8


 SECURITIES OWNERSHIP OF DIRECTORS, MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

                         OWNERSHIP OF SHARES OF RGA
                         --------------------------

         The following table sets forth, as of February 1, 2005, certain information with respect to: (1) each person known by the Company to be the beneficial owner of 5% or more of the Company's outstanding Common Stock, and (2) the ownership of Common Stock by (i) each director and nominee for director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, and (iii) all directors, nominees, and executive officers as a group.

                                                            AMOUNT AND NATURE OF         PERCENT OF
BENEFICIAL OWNER (2)                                       BENEFICIAL OWNERSHIP (1)       CLASS (2)
--------------------                                       ------------------------       ---------

SIGNIFICANT SHAREHOLDERS:
MetLife, Inc.
  One Madison Avenue
  New York, New York 10010                                      32,243,539 (3)              51.6%
Wellington Management Company, LLP
  75 State Street
  Boston, Massachusetts 02109                                    5,274,034 (4)               8.5%
Kayne Anderson Rudnick Investment Management, LLC
  1800 Avenue of the Stars, Second Floor
  Los Angeles, California 90067                                  4,340,067 (5)               6.9%
Neuberger Berman, LLC.
  605 Third Ave.
  New York, New York 10158                                       3,314,960 (6)               5.3%

DIRECTORS, NOMINEES AND NAMED EXECUTIVE OFFICERS:

A. Greig Woodring, Director, President and Chief
 Executive Officer (3)                                             316,486 (7)                  *

William J. Bartlett, Director                                        1,900 (8)                  *

J. Cliff Eason, Director                                            15,150 (9)                  *

Stuart Greenbaum, Director                                          21,033 (10)                 *

Alan C. Henderson, Director                                          9,396 (11)                 *

Leland C. Launer, Jr., Director (3)                                     -- (12)                **

Joseph A. Reali, Director                                               -- (12)                **

Lisa M. Weber, Director (3)                                             -- (12)                **

David B. Atkinson, Executive Vice President and
 Chief Operating Officer                                           135,519 (13)                 *

Jack B. Lay, Executive Vice President and Chief
 Financial Officer                                                  95,720 (14)                 *

Paul A. Schuster, Executive Vice President,
 U.S. Operations                                                    89,088 (15)                 *

Graham Watson, Executive Vice President and Chief
 Marketing Officer                                                  74,311 (16)                 *

All directors and executive officers
 as a group (14 persons)                                           807,489 (17)             1.28%

--------
*        Less than one percent.
**       Not applicable.

                                     9


 (1) Unless otherwise indicated, each named person has sole voting and investment power over the shares listed as beneficially owned.

 (2) For purposes of this table, "beneficial ownership" is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act"), pursuant to which a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within 60 days. For computing the percentage of the class of securities held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as the shares of common stock underlying fully vested stock options) are deemed to be outstanding for the purposes of computing the percentage ownership of such person or group but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person or group.

 (3) The amount in the table reflects the total beneficial ownership of MetLife, Metropolitan Life, General American Life Insurance Company and GenAmerica Finance, LLC contained in a Schedule 13D filed with the Securities and Exchange Commission on December 3, 1999, as amended. Each of the filing companies shares voting and dispositive power with each other. Mr. Woodring is an executive officer of General American Life Insurance Company. Mr. Launer and Ms. Weber are executive officers of MetLife. These individuals disclaim beneficial ownership of the shares beneficially owned by MetLife and its subsidiaries.

 (4)     As reported on a Schedule 13G/A filed February 14, 2005.
         Wellington Management Company, LLP ("WMC") is an investment adviser. Shares are owned of record by clients of WMC, none of which is known to have beneficial ownership of more than five percent of the Company's outstanding shares. WMC has shared voting power of 4,223,973 shares and shared dispositive power of 5,244,634 shares.

 (5) As reported on a Schedule 13G filed February 4, 2005. Kayne Anderson Rudnick Investment Management, LLC ("KAR"), is an investment advisor. Shares are owned by several accounts managed, with discretion to purchase or sell securities, by KAR, none of which has beneficial ownership of more than five percent of the Company's outstanding shares. KAR has sole voting and dispositive power for all of the shares reported.

 (6) As reported on a Schedule 13G/A filed February 14, 2005, as amended by Amendment No. 1 to Schedule 13G filed February 17, 2005, Neuberger Berman, Inc. the holding company for an investment adviser and a registered broker-dealer. Shares are owned by several accounts managed by Neuberger Berman and its subsidiaries. Neuberger Berman has sole voting power over 2,377,310 shares and shared dispositive power over all of its shares.

 (7) Mr. Woodring is an executive officer of General American Life Insurance Company. Mr. Woodring disclaims beneficial ownership of the shares beneficially owned by MetLife and its subsidiaries. Includes 272,369 shares of Common Stock subject to stock options that are exercisable within 60 days. Also includes 15,000 shares of restricted Common Stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which Mr. Woodring has no investment power.

 (8) Includes 1,900 restricted shares of Common Stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which Mr. Bartlett has no investment power.

 (9) Includes 10,500 shares of Common Stock subject to stock options that are exercisable within 60 days. Also includes 2,400 restricted shares of Common Stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which Mr. Eason has no investment power.

(10) Includes 17,933 shares of Common Stock subject to stock options that are exercisable within 60 days. Also includes 2,400 restricted shares of Common Stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which Mr. Greenbaum has no investment power.

(11) Includes 6,000 shares of common stock subject to stock options that are exercisable within 60 days. Also includes 2,400 restricted shares of Common Stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which Mr. Henderson has no investment power.

(12) Ms. Weber and Mr. Launer are executive officers, and Mr. Reali is a senior officer, of MetLife. Each of them disclaims beneficial ownership of the shares beneficially owned by MetLife and its subsidiaries.

(13) Includes 98,971 shares of Common Stock subject to stock options that are exercisable within 60 days. Also includes 6,548 restricted shares of Common Stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which Mr. Atkinson has no investment power.

(14) Includes 84,175 shares of Common Stock subject to stock options that are exercisable within 60 days and 4,997 shares for which Mr. Lay shares voting and investment power with his spouse. Also includes 6,548 restricted shares of Common Stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which Mr. Lay has no investment power.

(15) Includes 71,464 shares of Common Stock subject to stock options that are exercisable within 60 days, and 17,624 shares for which Mr. Schuster shares voting and investment power with his spouse.

(16) Includes 39,459 shares of Common Stock subject to stock options that are exercisable within 60 days and 6,187 shares owned by Intercedent Limited, a Canadian corporation of which Mr. Watson has a majority ownership interest.

(17) Includes a total of 647,196 shares of Common Stock subject to stock options that are exercisable within 60 days; and 37,196 shares of restricted Common Stock that are subject to forfeiture in accordance with the terms of the specific grant, as to which the holder has no investment power.

                       OWNERSHIP OF SHARES OF METLIFE
                       ------------------------------

         The following table sets forth, as of February 1, 2005, certain information with respect to the following individuals to the extent they own shares of common stock of MetLife, the Company's parent: (i) each director and nominee for director of the Company; (ii) each executive officer of the Company named in the Summary Compensation table; and (iii) all directors, nominees, and executive officers as a group.


                 BENEFICIAL OWNER                      AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)      PERCENT OF
                 ----------------                      ---------------------------------------------      ----------
                                                                                                             CLASS
                                                            Direct                   Indirect (2)            -----
                                                            ------                   ------------
Leland C. Launer, Jr., Director                           102,462 (3)                    48 (4)                *
Joseph A. Reali, Director                                  86,363 (5)                   170 (6)                *
Lisa M. Weber, Director                                   258,909 (7)                 1,782 (8)                *
A. Greig Woodring, Director, President & CEO                   90                        --                    *
David B. Atkinson, EVP and COO                                200 (9)                    --
Jack B. Lay, EVP and CFO                                      200 (9)                    --
Paul A. Schuster, EVP                                         200 (9)                    --
All directors and executive officers as a group
(14 persons)                                             448,824 (10)                 2,000                    *

* Less than one percent.
 (1) Unless otherwise indicated, each named person has sole voting and investment power over the shares listed as beneficially owned.

 (2) Unless otherwise noted, represents shares held through the MetLife Policyholder Trust, which has sole voting power over such shares.

 (3) Includes 87,543 shares of MetLife common stock subject to stock options that are exercisable within 60 days and 14,919 deferred share units payable in shares of MetLife common stock under MetLife's Deferred Compensation Plan for Officers.

 (4) Includes 38 shares beneficially owned by Mr. Launer and 10 shares beneficially owned by his spouse.

 (5) Includes 72,491 shares of MetLife common stock subject to stock options that are exercisable within 60 days, and 10,872 deferred share units payable in shares of MetLife common stock under MetLife's Deferred Compensation Plan for Officers.

 (6) Includes 10 shares jointly held with Mr. Reali's spouse with whom Mr. Reali shares investment power.

 (7) Includes 231,643 shares of MetLife common stock subject to stock options that are exercisable within 60 days and 27,266 deferred share units payable in shares of MetLife common stock under MetLife's Deferred Compensation Plan for Officers.

 (8) Includes 1,772 shares held in MetLife's Savings and Investment Plan, which may vote the shares if no voting instruction is provided to the plan trustee.

 (9) Includes 200 shares of MetLife common stock subject to stock options that are exercisable within 60 days.

(10) Includes a total of 392,677 shares of MetLife common stock subject to stock options that are exercisable within 60 days and 53,057 deferred share units payable in shares of MetLife common stock under MetLife's Deferred Compensation Plan for Officers.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Directors, executive officers, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4, and 5 they file.

         Based solely on the Company's review of the copies of such forms it has received, or written representations from certain reporting persons, the Company believes that all its directors, executive officers, and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during 2004.

           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's Compensation Committee was composed during 2004 of four non-employee directors. The Committee establishes and oversees the Company's general compensation policies, reviews the performance and compensation of the CEO, and reviews compensation for others executives and employees. RGA Reinsurance Company ("RGA Re"), a wholly owned indirect subsidiary of the Company, employs all of the Company's "executive officers" (the seven officers who were reporting persons for purposes of Section 16 of the Exchange Act on December 31, 2004) except for Graham Watson, who is employed by RGA International Corporation.

BASE SALARIES
-------------

         In forming its recommendations on the overall salary program for executive officers, the Compensation Committee has from time to time engaged an independent consulting firm to determine how the Company's executive compensation compares to that of other comparable companies, including publicly held insurance and reinsurance companies. In February 2004, based upon an analysis of executive compensation performed the prior year, the Committee approved salary increases for the executive officers that averaged 15.1%. Increases to the salaries of executive officers approved by the Committee are intended to bring compensation to a more appropriate level for those positions, based on market data. The Committee also reviewed the performance of Mr. Woodring and the Company during 2003. Based upon that review, and the Committee's plans to adopt a new compensation arrangement for the 2004 year, the Committee increased Mr. Woodring's salary by 11.8%, to $626,000, and target bonus percentage by 5%, to 70%.

MANAGEMENT INCENTIVE PLAN
-------------------------

         All of the Company's executive officers participate in the Management Incentive Plan ("MIP"), which provides incentive compensation based on a Participant's individual performance as well as their division's and the Company's achievements. The Company's results are measured primarily on annual operating earnings (net income from continuing operations less realized capital gains and losses and certain other non-operating items) per share and secondarily on annual consolidated revenues; divisional results are based on the division's revenues and operating earnings. Based on these criteria, the Committee approves a schedule of specific incentives set for each Participant, with a minimum level of performance that must be met before any payment to the individual can be made, a target and a maximum. The Company's performance must meet certain levels, as determined in advance by the Committee, before any awards are made under the MIP. Awards are based on a specified percentage of salary, which varies for each Participant. In February 2004, the Committee terminated the payment of performance shares as part of the MIP award and no awards of performance shares were made for performance in fiscal 2004.

         In March 2005, the Committee determined the MIP awards for 2004. The Company's revenue growth in fiscal 2004 exceeded the maximum amount under that performance measure of the MIP formula. The Company's operating earnings in 2004 exceeded the target but did not reach the maximum amount under that measure of the MIP formula. Based on consolidated results, the average cash bonus award under the MIP to executive officers was approximately 44% of total compensation (salary and cash bonus). Mr. Woodring's cash bonus award under the MIP, which is based solely on Company results for 2004, was $613,480, or approximately 49% of his total compensation for the year.

PROFIT SHARING PLAN
-------------------

         All employees of RGA Re who meet the eligibility requirements participate in the profit sharing plan. Effective January 1, 2001, the Company adopted a safe harbor design for the plan that provides for a match of up to 4% of compensation. All eligible employees also are entitled to receive a profit sharing award ranging from 0% to 6% of compensation depending on whether the Company meets or exceeds its minimum performance level and targets, regardless of their 401(k) participation. A minimum performance level must be met before the profit sharing award can be made. The minimum performance level and targets for each year are established at the beginning of the year. A participant may elect to receive up to one-half of his profit sharing award in cash.

         As stated above, the Company exceeded the maximum amount for revenue growth and exceeded the target amount for operating earnings in fiscal 2004. Based on these results, in January 2005 the Board of Directors approved a profit sharing award of 4.25%. Mr. Woodring, who participates in such programs, received a profit sharing award of $58,136 for 2004.

FLEXIBLE STOCK PLAN
-------------------

         The Committee has previously granted stock options pursuant to the Company's Flexible Stock Plan, which was established in 1993. The exercise price of each option has been no less than the market price of the Common Stock on the date of grant. In January 2004, in accordance with a revised incentive compensation structure, the Committee awarded a total of 309,398 options for Common Stock, including 96,735 to the Company's executive officers. The Committee also approved awards of performance contingent restricted stock ("PCRS"), which are restricted shares that are converted to shares of Common Stock contingent upon achievement of specified goals at the end of a 3-year performance period that began on January 1, 2004 and will end on December 31, 2006. The awards were made pursuant to the terms of the Flexible Stock Plan and an award agreement. The Compensation Committee has established as performance goals annual operating earnings (net income from continuing operations less realized capital gains and losses and certain other non-operating items) per share and annual consolidated revenues. The Compensation Committee also sets award levels with a minimum level of performance that must be met before any award to the individual can be made, a target and a maximum. If the Company does not meet certain performance goals, the awards will not be made, and if the Company exceeds those performance goals, the award can be as much as 200% of the targeted award opportunity. The awards are contingent upon the recipient being in the Company's employ at the end of the 3-year performance period. Mr. Woodring was awarded 34,335 options and 14,190 PCRS. The criteria for determining individual incentive awards were the same as those used in the prior year. Incentive awards are intended to reflect management's involvement in the Company's performance and to encourage their continued contribution to the future of the Company. The Company views incentive awards as an important means of aligning the economic interests of management and shareholders.

EXECUTIVE STOCK OWNERSHIP GUIDELINES
------------------------------------

         In February 2004, in order to further align the interests of the Company's management and its shareholders, the Committee revised the executive stock ownership guidelines initially adopted in October 1996. The revised guidelines increase the market value of the Company's shares that executives should seek to hold, based on a multiple of the executive's base salary, as follows: the CEO (four times), Executive Vice Presidents (three times) and Senior Vice Presidents (two times). The market value of shares includes only those shares of common stock and restricted shares that are directly or beneficially owned by the executive. Executives who are subject to the guidelines must retain the net proceeds (net of taxes and exercise cost) of any stock option exercises until they satisfy their respective stock ownership requirement.

PERQUISITES
-----------

         The Company does not provide executive officers or their families with perquisites such as planes, cars, or apartments, and does not reimburse executive officers or any of its employees for personal-benefit perquisites such as club dues or other social memberships. Executive officers and employees may seek reimbursement for business related expenses in accordance with the Company's business expense reimbursement policy.

SECTION 162(m)
--------------

         The Committee endeavors to maximize the deductibility of compensation under Section 162(m) of the Internal Revenue Code while maintaining competitive compensation.

                         THE COMPENSATION COMMITTEE

           J. Cliff Eason, Chairman       William J. Bartlett
           Stuart Greenbaum               Alan C. Henderson

                           EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth certain summary information concerning the compensation awarded or paid to, or earned by, the Chief Executive Officer and each of the other four most highly compensated named executive officers of the Company during 2004.

                                             SUMMARY COMPENSATION TABLE
                                               ANNUAL COMPENSATION        LONG TERM COMPENSATION AWARDS
                                               -------------------        -----------------------------
                                                                                        SECURITIES        ALL OTHER
                                                                         RESTRICTED     UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR   SALARY ($)(1)  BONUS ($)(2)(3)  STOCK ($)    OPTIONS(#)(4)       ($)(5)
---------------------------        ----   -------------  ---------------  ---------    -------------    ------------

A. Greig Woodring                  2004     $639,923       $617,836                       34,335           $64,030
President and Chief                2003      560,000      1,011,000          --           82,081            42,775
Executive Officer                  2002      560,000        759,077          --           70,197            29,124



David B. Atkinson                  2004     $412,307       $229,956                       14,580           $44,164
Executive Vice President and       2003      380,000        460,162          --           34,811            24,883
Chief Operating Officer            2002      378,154        288,029          --           28,831            26,766



Jack B. Lay                        2004     $339,615       $281,556                       12,150           $35,438
Executive Vice President and       2003      307,115        266,500          --           27,025            26,209
Chief Financial Officer            2002      287,308        180,018          --           19,195            17,605



Paul A. Schuster                   2004     $338,077       $281,556                       12,150           $30,662
Executive Vice President, U.S.     2003      295,192        258,000          --           25,192            20,006
Operations                         2002      273,462        223,000          --           20,762            15,956



Graham Watson                      2004     $390,000       $386,558                       12,150            $6,864
EVP, International and Chief       2003      250,000        533,618          --           45,495             5,975
Marketing Officer - RGA;           2002      232,692        416,349          --           17,236             4,331
CEO, RGA International Corp.

-------------------
(1) For Messrs. Woodring, Atkinson, Lay and Schuster, includes any amounts deferred at the election of the executive officers under the RGA Re Executive Deferred Savings Plan. Mr. Watson is not a U.S. citizen, and is not eligible to participate in such plan.

(2) Includes, for all named executive officers, cash bonuses earned for each year (including any bonuses deferred at the election of the executive officers) under the cash bonus portion of the Management Incentive Plan (MIP), which bonus totaled $613,480 for Mr. Woodring, $225,600 for Mr. Atkinson, $277,200 for Mr. Lay, $277,200 for Mr.
     Schuster, and $354,900 for Mr. Watson for 2004. Also includes amounts paid in cash or deferred at the officer's election each year under the RGA Re Profit Sharing Plan for Messrs. Woodring, Atkinson, Lay and Schuster, which totaled $4,356 for 2004 and $3,000 for 2003 and 2002. The amounts shown for Mr. Watson for 2003 and 2002 also include a Canadian production bonus of $300,366 and $258,797, respectively (see "Executive Compensation - Other Employment Arrangements"); and for 2004, 2003, and 2002, $31,658, $20,739, and $16,538, respectively, paid in lieu of an award under the RGA Re Profit Sharing Plan, in which Mr. Watson is not eligible to participate.

(3) Includes, in 2003 and 2002, the value of the following number of performance shares granted in February 2004 and March 2003, respectively, pursuant to the Executive Performance Share Plan based on the closing price of the Company's Common Stock on the date of award:
     Mr. Woodring - 6,974 and 7,946 performance shares; Mr. Atkinson - 2,628 and 3,235 performance shares; Mr. Lay - 1,930 and 2,093 performance shares; Mr. Schuster - 1,868 and 1,951 performance shares; and Mr. Watson - 1,557 and 1,667 performance shares. In February 2004, the Compensation Committee decided not to make further awards of performance shares under the Executive Performance Share Plan, therefore, the 2004 bonus amount does not include any value relating to performance shares.
                                     14

(4)  See "Executive Compensation - Option Grants in Last Fiscal Year."

(5) For Messrs. Woodring, Atkinson, Lay, and Schuster, amount includes contributions made by RGA Re in 2004, 2003, and 2002 to the officers' accounts in the RGA Re Profit Sharing Plan and the RGA Re Augmented Benefit Plan. Amounts for Mr. Watson represent contributions made to his account by RGA Canada under its Retirement Plan.

EQUITY INCENTIVE GRANTS IN LAST FISCAL YEAR

         Stock Options. The Company has a Flexible Stock Plan, which provides for the award of various types of benefits, including stock options, stock appreciation rights, restricted stock, performance shares, and other stock based awards, as well as cash awards. The Compensation Committee terminated awards under the Executive Performance Share Plan in February 2004. The following table sets forth certain information concerning grants of stock options made during 2004 to the named executive officers pursuant to the Flexible Stock Plan.

                                     OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                       -------------------------------------------------------------
                                                                                      POTENTIAL REALIZABLE VALUE
                                                                                      --------------------------
                                               % OF TOTAL                              AT ASSUMED ANNUAL RATES
                                               -----------                             -----------------------
                       NUMBER OF SECURITIES    GRANTED TO    EXERCISE OR             OF STOCK PRICE APPRECIATION
                       --------------------    ----------    -----------             ---------------------------
                        UNDERLYING OPTIONS    EMPLOYEES IN   BASE PRICE   EXPIRATION     FOR OPTION TERM (3)
                        -------------------   ------------   ----------   ----------     -------------------
        NAME              GRANTED (#)(1)       FISCAL YEAR    ($/SH)(2)      DATE       5% ($)         10% ($)
        ----              --------------       -----------    ---------      ----       ------         -------

  A. Greig Woodring       34,335 options          11.1%        $39.61     1/28/2014    $855,303      $2,167,505

  David B. Atkinson       14,580 options           4.7%        $39.61     1/28/2014    $363,195        $920,408

  Jack B. Lay             12,150 options           4.0%        $39.61     1/28/2014    $302,663        $767,007

  Paul A. Schuster        12,150 options           4.0%        $39.61     1/28/2014    $302,663        $767,007

  Graham Watson           12,150 options           4.0%        $39.61     1/28/2014    $302,663        $767,007

----------
(1) The options become exercisable in 25% increments on each of December 31, 2005, 2006, 2007 and 2008. Vesting will be accelerated upon the officer's death or disability and upon a change in control of the Company (as such terms are defined in the Flexible Stock Plan and option agreements). All stock option grants were approved in January 2004.
(2) Amount represents the exercise price per share of Common Stock, which is the closing price of the Common Stock on the date of grant in January 2004.
(3) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price.

         Long-Term Incentive Awards. The Compensation Committee approved the grant of a target award of performance contingent restricted stock on January 28, 2004. The awards were made pursuant to the terms of the Flexible Stock Plan and an award agreement. The Compensation Committee has established as performance goals annual operating earnings (net income from continuing operations less realized capital gains and losses and certain other non-operating items) per share and annual consolidated revenues. The Compensation Committee also sets award levels with a minimum level of performance that must be met before any award to the individual can be made, a target and a maximum. If the Company does not meet certain performance goals, the awards will not be made, and if the Company exceeds those performance goals, the award can be as much as 200% of the targeted award opportunity. The awards are contingent upon the recipient being in the Company's employ at the end of the 3-year performance period. The following table shows information with respect to performance contingent restricted stock awards that were granted during the past fiscal year to the named executive officers.

                                     15


                                  LONG TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                               ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                                                                               ----------------------------------------
                                                                                          PRICE-BASED PLANS
                                                                                          -----------------
                    NUMBER OF SHARES, UNITS   PERFORMANCE OR OTHER PERIOD
      NAME            OR OTHER RIGHTS (#)     UNTIL MATURATION OR PAYOUT    THRESHOLD (#)     TARGET (#)     MAXIMUM (#)
      ----            -------------------     --------------------------    -------------     ----------     -----------

A. Greig Woodring          14,490                     3 years                   0              14,490          28,980

David B. Atkinson           6,150                     3 years                   0               6,150          12,300

Jack B. Lay                 5,130                     3 years                   0               5,130          10,260

Paul A. Schuster            5,130                     3 years                   0               5,130          10,260

Graham Watson               7,000                     3 years                   0               7,000          14,000


AGGREGATED OPTION/PERFORMANCE SHARE EXERCISES AND FISCAL YEAR-END OPTION VALUES

         The table below provides certain information for each of the named executive officers concerning exercises of options and performance shares during 2004 and the value of unexercised options at December 31, 2004.

                              AGGREGATED OPTION/PERFORMANCE SHARE EXERCISES IN LAST FISCAL YEAR
                                             AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF SECURITIES
                                                                       UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                             OPTIONS AT             IN-THE-MONEY OPTIONS AT
                         SHARES ACQUIRED ON            VALUE            DECEMBER 31, 2004 (2)        DECEMBER 31, 2004 (3)
        NAME                EXERCISE (#)           REALIZED ($)(1)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
        ----                ------------           ---------------    -------------------------    -------------------------

A. Greig Woodring     0 options                            $0             218,576 / 178,874         $4,625,923 / $3,140,382
                      16,678 performance shares      $669,621


David B. Atkinson     38,598 options                 $879,735               74,550 / 77,291         $1,443,292 / $1,370,205
                      7,186 performance shares       $288,504


Jack B. Lay           4,697 options                  $144,940               67,278 / 56,798           $1,366,292 / $995,061
                      5,620 performance shares       $225,653


Paul A. Schuster      9,000 options                  $231,588               55,216 / 55,425           $1,085,202 / $961,514
                      8,512 performance shares       $341,770


Graham Watson         0 options                            $0               83,924 / 69,518         $1,823,861 / $1,270,025
                      2,058 performance shares        $82,633

---------------------
(1) Value realized for performance shares represents the entire value of the individual's vested and unvested performance share balance, which was paid in May 2004, following the decision by the Compensation Committee not to make further awards of performance shares under the Executive Performance Share Plan. The Company previously reported the value of the performance shares, determined based on the closing price of the Company's common stock on the date of the award, under the "Annual Compensation - Bonus" column in the Summary Compensation Table for the year in which the individual earned the performance shares.

(2) The Company granted stock options to senior management, including each of the named executive officers, in January 2005. The 2005 option grants, which are not currently exercisable, are not reflected in the table.

(3) Represents the difference between the December 31, 2004 closing price of the Company's Common Stock ($48.45) and the exercise price of the option, multiplied by the number of shares underlying the option.

                                     16


RETIREMENT PLANS

         Certain of the Company's employees participate in the RGA Performance Pension Plan (the "Pension Plan"), a qualified defined benefit plan. Certain of the Company's employees also participate in the RGA Reinsurance Company Augmented Benefit Plan (the "RGA Augmented Plan"), a non-qualified plan under which eligible employees are entitled to additional retirement benefits not paid under the Pension Plan and the RGA Profit Sharing Plan due to Internal Revenue Code limits on the amount of benefits that may accrue and be paid under the Pension Plan and the RGA Profit Sharing Plan.

         Messrs. Woodring, Atkinson, Lay and Schuster participate in the Pension Plan and the RGA Augmented Plan. The monthly benefit payable for life at age 65 for each individual is the sum of (a) and (b) below:

                 (a) The sum of (1) 1.05% of Final Average Monthly Compensation, multiplied by the number of years of service earned as of December 31, 1995, plus (2) .65% of the excess, if any, of Final Average Monthly Compensation minus one-twelfth of the Social Security Maximum Wage Average, multiplied by the number of years of service earned as of December 31, 1995; plus
                 (b) The actuarial equivalent of a lump sum benefit equal to the sum of the amounts determined below for each full year of service completed after December 31, 1995:

                  Age on January 1 of the Plan Year in   Percentage of Final Average    Percentage of Excess
                  Which the Year of Service is Earned    Annual Compensation Credited  Compensation Credited

                                Up to 35                              2%                         1%
                                35 - 44                               4%                         2%
                                45 - 54                               6%                         3%
                               55 or over                             8%                         4%

         Social Security Maximum Wage Average means the average of the Social Security Wage Bases in effect for each calendar year during the 35-year period ending with the calendar year in which a participant attains the Social Security retirement age. Social Security Wage Base means the maximum amount of compensation that may be considered wages for FICA tax, or $87,900 for 2004. Breakpoint means 60% of the Social Security Wage Base raised to the next highest $100 increment. Excess Compensation means the excess, if any, of Final Average Annual Compensation minus the Breakpoint. Final Average Annual Compensation means the highest average Benefit Salary for the five consecutive years during the preceding ten years. Benefit Salary means actual base salary, eligible bonuses and pre-tax salary deferrals made to the profit sharing plan or a cafeteria plan and the CODA portion of the profit sharing award. Final Average Monthly Compensation is one-twelfth of Final Average Annual Compensation.

         As of December 31, 2004, the estimated annual benefits payable upon retirement at normal retirement age of 65 for Messrs. Woodring, Atkinson, Lay and Schuster are as follows: Mr. Woodring, $344,631; Mr. Atkinson, $120,524; Mr. Lay, $58,096, and Mr. Schuster, $56,411. Mr. Watson is not eligible to participate in the Pension Plan or the RGA Augmented Plan, however, he participates in pension plans sponsored by the governments of Quebec and Canada, respectively. Payment of the specified retirement benefits is contingent upon continuation of the plans in their present form until the officer retires.

         Until January 1, 1994, the Company also maintained an Executive Supplemental Retirement Plan (the "RGA Supplemental Plan"), a non-qualified defined benefit plan pursuant to which eligible executive officers are entitled to receive additional retirement benefits. Benefits under the RGA Supplemental Plan were frozen as of January 1, 1994. The frozen annual benefit payable upon retirement at age 65 is $36,719 for Mr. Woodring and $7,770 for Mr. Atkinson. Retirement benefits under the RGA

                                     17


Supplemental Plan are payable at age 65 in the form of a 15-year certain life annuity, with no direct or indirect integration with Social Security benefits.

OTHER EMPLOYMENT ARRANGEMENTS

         The Company agreed to pay Mr. Watson a production bonus through December 31, 2003, equal to 2.5 cents per $1,000 of new business generated through the Company's Canadian subsidiaries. See "Executive Compensation - Summary Compensation Table."

                              PERFORMANCE GRAPH

         Set forth below is a graph for the Company's Common Stock for the period beginning December 31, 1999 and ending December 31, 2004. The graph compares the cumulative total return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies in the Standard & Poor's 500 Stock Index and the Standard & Poor's Insurance (Life/Health) Index. The indices are included for comparative purposes only. They do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Company's Common Stock, and are not intended to forecast or be indicative of future performance of the Common Stock.

                            [Performance Graph]

                                                                    Cumulative Total Return
                                         --------------------------------------------------------------------------

                                            12/99        12/00       12/01        12/02        12/03       12/04
                                            -----        -----       -----        -----        -----       -----
Reinsurance Group Of America,
  Incorporated                              100.00      129.04       121.80       99.93        143.67     181.29
S & P 500                                   100.00       90.89        80.09       62.39         80.29      86.09
S & P Life & Health Insurance               100.00      113.81       105.01       87.96        111.79     127.77

Copyright (C) 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

                                     18


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 2004 the Compensation Committee was comprised at various times of Messrs. Eason (Chairman), Bartlett, Greenbaum, Henderson, and Peck. None of the members of the Compensation Committee have been an officer or employee of the Company or any of its subsidiaries. None of the Company's inside directors or officers serves on the compensation committee of another company of which a member of the Compensation Committee is an officer.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 6, 2000, MetLife acquired 100% of GenAmerica Financial Corporation (the Company's predecessor parent), including its beneficial ownership of RGA shares, which was approximately 48% at December 31, 1999. This acquisition, together with direct investments in the Company in 1999, 2002 and 2003, made MetLife the Company's majority shareholder with beneficial ownership of approximately 51.6% of all outstanding shares as of January 31, 2005. Currently, three of the Company's eight directors are officers of MetLife.

         Reinsurance Business. The Company has direct policies and reinsurance agreements with MetLife and certain of its affiliates. Under these agreements, the Company had net premiums of approximately $164.4 million in 2004, $157.9 million in 2003, and $172.8 million in 2002. The net premiums reflect the net business assumed from and ceded to such affiliates of MetLife. The pre-tax income on this business was approximately $36.5 million in 2004, $19.4 million in 2003, and $23.3 million in 2002. Our reinsurance treaties with MetLife are generally terminable by either party on 90 days written notice, but only with respect to future new business; existing business generally is not terminable, unless the underlying policies terminate or are recaptured. Under these treaties, MetLife is permitted to reassume all or a portion of the risk formerly ceded us after an agreed-upon period of time or in some cases due to changes in our financial condition or ratings. Recapture of business previously ceded does not affect premiums ceded prior to the recapture of such business, but would reduce premiums in subsequent periods.

         Registration Rights. On November 24, 2003, the Company, MetLife, Metropolitan Life, General American and Equity Intermediary Company, which is now dissolved, entered into a registration rights agreement, which superseded then existing agreements with General American and Equity Intermediary Company. Under the terms of this agreement, until such time as MetLife and its affiliates (other than directors and officers of MetLife and its affiliates and certain fiduciary accounts) and their permitted transferees no longer own in excess of 5% of the Company's outstanding shares of common stock, if the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), for its own account or the account of any of its shareholders, then MetLife and its affiliates (other than directors and officers of MetLife and its affiliates and certain fiduciary accounts), or their respective transferees, are entitled, subject to certain limitations and conditions, to notice of such registration and are entitled, subject to certain conditions and limitations, to include registratable shares therein, including shares currently owned by them and shares acquired by them in the future. The underwriters of any such offering have the right to limit the number of shares to be included in such registration and, to the extent that it does not exercise its "piggyback" rights in connection with a future public offering of the Company's common stock, or of securities convertible into or exchangeable or exercisable for such common stock, MetLife has agreed to enter into customary lock-up agreements for a period from the two days prior to and 180 days following the effective date of such registration, upon the reasonable request of the managing underwriters of such offering and subject to certain exceptions.

         In addition, until such time as MetLife, its affiliates (other than directors and officers of MetLife and its affiliates) and its permitted transferees no longer own 10% of the Company's common stock and can sell all of their shares pursuant to an available exemption from registration, the Company may be required, at its expense, to prepare and file a registration statement under the Securities Act if it is requested to do so by MetLife within 30 days of such request. The Company is required to use its reasonable best efforts to cause such registration to become effective and to keep such registration

                                     19


statement effective until the shares included in such registration have been sold, subject to certain conditions and limitations. The Company may suspend a registration for up to 30 days once, or may request that MetLife similarly suspend its sales under an effective shelf registration up to two times in any two-year period, under certain conditions. The Company has agreed not to sell any shares of its common stock, or any securities convertible into or exchangeable or exercisable for its common stock, from the two days prior to and 180 days following the effective date of any such underwritten demand registration, subject to the discretion of the managing underwriter of such future offering. The Company is not obligated to effect more than six such demand registrations.

         Administrative Services. General American Life Insurance Company, which is referred to as "General American," and MetLife have historically provided the Company and its subsidiary, RGA Reinsurance, with certain limited administrative services, such as legal, corporate risk management and corporate travel services. The cost of these services was approximately $1.0 million in 2004, $1.0 million in 2003 and $1.2 million in 2002.

         Effective January 1, 1997, General American entered into an Administrative Services agreement with RGA Reinsurance whereby General American provides services necessary to handle the policy and treaty administration functions for certain bank-owned life insurance policies. RGA Reinsurance paid General American approximately $385,000 in 2004 and $400,000 in 2003. No payments were made under this agreement in 2002.

         Product License Agreement. RGA Reinsurance has a product license and service agreement with MetLife, which is terminable by either party on 30 days notice. Under this agreement, the Company has licensed the use of its electronic underwriting product to MetLife and provides Internet hosting services, installation and modification services for the product. Revenue under this agreement from MetLife was approximately $3.5 million in 2004, $3.2 million in 2003 and $400,000 in 2002.

         Miscellaneous. On November 13, 2003, MetLife and certain of its affiliates completed the purchase of 3,000,000 shares of the Company's common stock having a total purchase price of $109,950,000 in connection with an underwritten public offering of 12,075,000 shares of common stock by the Company at a public offering price of $36.65 per share. The Company received gross proceeds of $427,575,000, net of underwriting discounts but excluding other offering expenses.

                                     20



                    EQUITY COMPENSATION PLAN INFORMATION

         The following table presents Equity Compensation Plan information as of December 31, 2004:

-----------------------------------------------------------------------------------------------
                           NUMBER OF SECURITIES                         NUMBER OF SECURITIES
                            TO BE ISSUED UPON      WEIGHTED-AVERAGE      REMAINING AVAILABLE
                               EXERCISE OF         EXERCISE PRICE OF     FOR ISSUANCE UNDER
                           OUTSTANDING OPTIONS,  OUTSTANDING OPTIONS,    EQUITY COMPENSATION
                           WARRANTS AND RIGHTS    WARRANTS AND RIGHTS           PLANS
      PLAN CATEGORY                (a)                    (b)                    (c)
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
   EQUITY COMPENSATION
    PLANS APPROVED BY
    SECURITY HOLDERS             2,808,578(1)         $29.89(2)(3)            1,904,740(4)
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
   EQUITY COMPENSATION
  PLANS NOT APPROVED BY
    SECURITY HOLDERS                --                    --                     --
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
          TOTAL                  2,808,578            $29.89(2)(3)            1,904,740
-----------------------------------------------------------------------------------------------

(1) Includes the number of securities to be issued upon exercises under the following plans: Flexible Stock Plan - 2,721,519; Flexible Stock Plan for Directors - 65,299; and Phantom Stock Plan for Directors - 21,760.
(2) Does not include 128,693 performance contingent units to be issued under the Flexible Stock Plan, or 21,760 phantom units to be issued under the Phantom Stock Plan for Directors because those securities do not have an exercise price (i.e., a unit is a hypothetical share of Common Stock of the Company with a value equal to the fair market value of the Common Stock).
(3) Reflects the blended weighted-average exercise price of outstanding options under the Flexible Stock Plan ($29.86) and Flexible Stock Plan for Directors ($31.00).
(4) Includes the number of securities remaining available for future issuance under the following plans: Flexible Stock Plan - 1,746,500; Flexible Stock Plan for Directors - 113,959; and Phantom Stock Plan for Directors - 44,281.

                                   VOTING

         The affirmative vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote which are present in person or represented by proxy at the 2005 Annual Meeting is required to elect directors under Item 1 and to act on any other matters properly brought before the meeting (other than the other specified proposals). Voting results will be disclosed in the Company's Form 10-Q for the period ending June 30, 2005. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees for election as directors and proxies which are marked "abstain" or which deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and against such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (i.e., a "broker non-vote"), those shares will not be considered as present and entitled to vote with respect to that matter. If no specification is made on a duly executed proxy, the proxy will be voted FOR the election of the directors nominated by the Board of Directors, and in the discretion of the persons named as proxies on such other business as may properly come before the meeting.

         As of February 1, 2005, MetLife beneficially owned approximately 51.6% of the shares of RGA Common Stock entitled to vote at the meeting. MetLife has indicated its intention to vote its shares FOR each of the proposals to be voted upon at the meeting, and the vote of MetLife will be sufficient to approve Item 1.

         The Company knows of no other matters to come before the meeting. If any other matters properly come before the meeting, the proxies solicited hereby will be voted on such matters in accordance with the judgment of the persons voting such proxies.

                                     21


                            INDEPENDENT AUDITORS

         Deloitte & Touche LLP ("Deloitte") was the Company's independent auditing firm for the fiscal year ended December 31, 2004, and the Company expects to select this firm again for the year ending December 31, 2005. A representative of Deloitte is expected to be present at the 2005 Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires.

                       PRINCIPAL ACCOUNTING FIRM FEES

         Aggregate fees billed to the Company for the fiscal years ending December 31, 2004 and 2003, by the Company's principal accounting firm, Deloitte & Touche, LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") are as follows:

                                                       FISCAL YEAR

                                                2004                2003
Audit Fees (a)                               $2,668,194          $1,422,662
Audit Related Fees (b)                           93,500              97,343
                                             ----------          ----------

Total audit and audit-related fees            2,761,694           1,520,005
Tax Fees (c)                                    570,100             142,843
All Other Fees                                        0                   0
                                             ----------          ----------

Total Fees                                   $3,331,794          $1,662,848
                                             ==========          ==========

(a) Includes fees for the audit of the Company's and its subsidiaries annual financial statements, reviews of the Company's quarterly financial statements, and Sarbanes-Oxley Section 404 attestation.

(b) Includes fees for services rendered by the Deloitte Entities for matters such as employee benefit plan audits, assistance with internal control reporting requirements, and services associated with SEC registration statements, periodic reports and securities offerings.

(c) Includes fees for tax services rendered by the Deloitte Entities, such as consultation related to tax planning and compliance.

         All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by the Deloitte Entities was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. The Audit Committee has adopted a Pre-Approval Policy which provides for pre-approval of audit, audit-related and tax services on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

                                     22


                        REPORT OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS

         The Audit Committee hereby reports as follows:

         1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

         2. The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380).

         3. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and has discussed with those accountants their independence.

         4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

                             THE AUDIT COMMITTEE

                         Stuart Greenbaum, Chairman
                             William J. Bartlett
                               J. Cliff Eason
                              Alan C. Henderson

                    SHAREHOLDER NOMINATIONS AND PROPOSALS

         As described in the Company's Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will consider shareholder nominations for Directors that meet the notification, timeliness, consent and information requirements of the Company's Articles of Incorporation. The Committee makes no distinctions in evaluating nominees for positions on the Board based on whether or not a nominee is recommended by a shareholder, provided that the procedures with respect to nominations referred to above are followed. Potential candidates for nomination as Director candidates must provide written information about their qualifications and participate in interviews conducted by individual Board members, including the Chairs of the Audit or Nominating and Governance Committees. Candidates are evaluated using the criteria adopted by the Board to determine their qualifications based on the information supplied by the candidates and information obtained from other sources. The Committee will recommend candidates for election as Director of the Company only if the Committee determines, in its judgment, that they have the following specific, minimum qualifications that have been recommended by the Nominating and Governance Committee to, and approved by, the Board:

         o Financial Literacy. Such person should be "financially literate" as such qualification is interpreted by the Board of Directors in its business judgment.

         o Leadership Experience. Such person should possess significant leadership experience, such as experience in business, finance/accounting, law, education or government, and shall possess qualities reflecting a proven record of accomplishment and ability to work with others.

         o Commitment to the Company's Values. Such person shall be committed to promoting the financial success of the Company and preserving and enhancing the Company's business and ethical reputation, as embodied in its Codes of Conduct.

                                     23


         o Absence of Conflicting Commitments. Such person should not have commitments that would conflict with the time commitments of a Director of the Company.

         o Reputation and Integrity. Such person shall be of high repute and recognized integrity and not have been convicted in a criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity.

         o Other Factors. Such person shall have other characteristics considered appropriate for membership on the Board of Directors, including an understanding of marketing and finance, sound business judgment, significant experience and accomplishments and educational background.

         In March 2004, the Nominating and Corporate Governance Committee approved the inclusion of William J. Bartlett as a Director Nominee on the 2004 Proxy Statement. At the beginning of the Committee's search process, Mr. Woodring, the Company's CEO, suggested Mr. Bartlett as a potential director candidate. The management of MetLife, the Company's principal shareholder, suggested Mr. Launer and Ms. Weber as director candidates.

         In order for a Shareholder to nominate a candidate for director, under the Company's Restated Articles of Incorporation timely notice of the nomination must be given to the Company in advance of the meeting. Ordinarily, such notice must be given not less than 60 nor more than 90 days before the meeting (but if the Company gives less than 70 days notice of the meeting, or prior public disclosure of the date of the meeting, then the Shareholder must give such notice within 10 days after notice of the meeting is mailed or other public disclosure of the meeting is made, whichever occurs first). The shareholder filing the notice of nomination must describe various matters as specified in the Company's Amended and Restated Articles of Incorporation, including such information as name, address, occupation, and number of shares held.

         Shareholder proposals submitted under the process prescribed by the SEC (in Rule 14a-8 of the Exchange Act) for presentation at the 2006 Annual Meeting must be received by the Company by December 12, 2005 for inclusion in the Company's proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

         In order for a shareholder to bring other business before a Shareholder meeting, timely notice must be given to the Company within the time limits described above. Such notice must include a description of the proposed business, the reasons therefore, and other matters specified in the Company's Amended and Restated Articles of Incorporation. The Board or the presiding officer at the Annual Meeting may reject any such proposals that are not made in accordance with these procedures or that are not a proper subject for shareholder action in accordance with applicable law. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company's proxy statement.

         In each case the notice must be given to the Secretary of the Company, whose address is 1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017-6039. Any Shareholder desiring a copy of the Company's Restated Articles of Incorporation or Bylaws will be furnished a copy without charge upon written request to the Secretary.

                                     24


           SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

         The Board of Directors has adopted Policies on Communications, which describe the process for shareholders to communicate with the Board. The Policies on Communications are available on the Company's website at www.rgare.com. The Company does not have a policy with regard to attendance by Directors at the annual meeting of shareholders. One director attended the 2004 annual meeting of shareholders.

                       HOUSEHOLDING OF PROXY MATERIALS

         The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or if your household currently receives multiple copies and would like to participate in householding in the future, please notify your broker.

                                     25


                                                            Please
                                                            Mark Here
                                                            for Address
                                                            Change or    / /
                                                            Comments
                                                            SEE REVERSE SIDE


MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING:
1. ELECTION OF DIRECTORS

01  J. Cliff Eason
02  Joseph A. Reali


    FOR all nominees              WITHHOLD AUTHORITY
listed (except as marked           to vote for all
    to the contrary)               nominees listed

          / /                            / /

(INSTRUCTION: to withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list above.)


PLEASE SIGN AS REGISTERED AND RETURN PROMPTLY TO:
REINSURANCE GROUP OF AMERICA, INCORPORATED, MIDTOWN STATION, PO BOX 870, NEW YORK, NY 10138


The undersigned hereby acknowledges receipt of the Notice of the 2005 Annual Meeting of Stockholders and the accompanying Proxy
Statement.

This proxy will be voted as specified. If no specification is made, this proxy will be voted FOR Item 1.

Dated:                                                          , 2005
      ----------------------------------------------------------

----------------------------------------------------------------------
                               Signature

----------------------------------------------------------------------
                        Signature if held jointly

If Stock is owned in joint names, both owners must sign. If address at left is incorrect, please write in the correct information.

------------------------------------------------------------------------------
                            FOLD AND DETACH HERE


                   VOTE BY INTERNET OR TELEPHONE OR MAIL
                       24 HOURS A DAY, 7 DAYS A WEEK

  INTERNET AND TELEPHONE VOTING IS AVAILABLE THROUGH 11:59 PM EASTERN TIME
                    THE DAY PRIOR TO ANNUAL MEETING DAY.

 YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

------------------------------------       --------------------------------      ---------------------
             INTERNET                                 TELEPHONE                          MAIL
http://www.proxyvoting.com/rga                      1-866-540-5760                Mark, sign and date
Use the internet to vote your proxy.       Use any touch-tone telephone to          your proxy card
Have your proxy card in hand when     OR   vote your proxy. Have your proxy  OR          and
you access the web site.                   card in hand when you call.              return it in the
                                                                                 enclosed postage-paid
                                                                                       envelope.
------------------------------------       --------------------------------      ---------------------

            IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
               YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.



                 REINSURANCE GROUP OF AMERICA, INCORPORATED

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned does hereby appoint Jack B. Lay, James E. Sherman and William L. Hutton, or any of them, the true and lawful attorneys-in-fact, agents and proxies of the undersigned to represent the undersigned at the Annual Meeting of the Stockholders of REINSURANCE GROUP OF AMERICA, INCORPORATED to be held May 25, 2005, commencing at 2:00 p.m., St. Louis time, at the Company's offices at 1370 Timberlake Manor Parkway, St. Louis, Missouri, and at any and all adjournments and postponements of said meeting, and to vote all the shares of Common Stock of the Company standing on the books of the Company in the name of the undersigned as specified and in their discretion on such other business as may properly come before the meeting.


       PLEASE COMPLETE, SIGN AND DATE OTHER SIDE AND RETURN PROMPTLY.


------------------------------------------------------------------------------
  ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)
------------------------------------------------------------------------------



------------------------------------------------------------------------------



------------------------------------------------------------------------------
                            FOLD AND DETACH HERE


                                                              April 11, 2005

Dear Shareholder:

         We invite you to attend the 2005 Annual Meeting of Stockholders of Reinsurance Group of America, Incorporated, to be held on May 25, 2005 at the Company's offices at 1370 Timberlake Manor Parkway, St. Louis, Missouri at 2:00 p.m.

         It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials, complete the proxy form above, detach it, and return it promptly in the envelope provided.



                                   APPENDIX


     Page 18 of the proxy statement contains a Performance Graph. The information contained within the graph is presented in a tabular format immediately following the graph.